                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   MORTON INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                   MORTON INTERNATIONAL, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

   [LOGO]

S. JAY STEWART
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

September 14, 1995

Dear Shareholder:

It is my pleasure to invite you to the 1995 Annual Meeting of Shareholders of Morton International, Inc., which will be held on Thursday, October 26, 1995, at the Mid-America Club, 200 East Randolph Drive (80th floor), Chicago, Illinois commencing at 10:00 A.M. local time. Information relative to the matters to be voted upon at the meeting is in the formal notice of the meeting and proxy statement on the following pages.

It is important that your shares be represented at this meeting whether or not you plan to attend in person. Therefore, please sign, date and return your proxy promptly in the enclosed envelope. This will not limit your rights to vote in person or attend the meeting.

A public news release covering voting results will be available immediately after the meeting.

The Company's Annual Report for the fiscal year ended June 30, 1995, is being distributed to shareholders with this proxy statement.

Sincerely,

[PASTE SIGNATURE]

                           MORTON INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Morton International, Inc. (the "Company") will be held on Thursday, October 26, 1995, at the Mid-America Club, 200 East Randolph Drive (80th floor), Chicago, Illinois at 10:00 A.M. local time to consider and vote upon:

    1.  Election of three directors (see pages 2-5).

    2. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditing firm for the fiscal year ending June 30, 1996 (see page 18).

    3.  Any other business that may properly come before the meeting.

The close of business August 28, 1995, has been fixed as the record date for the meeting. All shareholders of record on that date are entitled to be present and vote at the meeting.

Attendance at the annual meeting will be limited to shareholders of record, beneficial owners of Company common stock entitled to vote at the meeting having evidence of ownership, the authorized representative (one only) of an absent shareholder, and invited guests of management. Any person claiming to be an authorized representative of a shareholder must, upon request, produce written evidence of such authorization.

The meeting will be conducted pursuant to the Company's by-laws and rules of order prescribed by the chairman of the meeting.

By order of the Board of Directors

P. Michael Phelps
Vice President and Secretary

September 14, 1995

--------------------------------------------------------------------------------

                           MORTON INTERNATIONAL, INC.
                           100 NORTH RIVERSIDE PLAZA
                          CHICAGO, ILLINOIS 60606-1596

--------------------------------------------------------------------------------

                                PROXY STATEMENT
                                                              September 14, 1995

                            SOLICITATION OF PROXIES

    This Proxy Statement is furnished in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies for use at its Annual Meeting of Shareholders, to be held on Thursday, October 26, 1995, and at any adjournment thereof (the "1995 Annual Meeting" or the "meeting").

    The shares represented by all properly executed and unrevoked proxies received in proper form in time for the meeting will be voted. Shares will be voted in accordance with shareholders' instructions in the accompanying proxy. If no instructions are given, the shares will be voted in accordance with the Board's recommendations, which are noted herein. Any proxy given may be revoked at any time before it is voted at the meeting.

    Directors will be elected by a plurality of the shares present at the meeting in person or by proxy and entitled to vote thereon. Votes withheld as to one or more nominees will not be counted as votes cast for such individuals. Any other proposal brought before the meeting will be decided by a majority of votes cast with respect thereto. Consequently, abstentions and broker non-votes (votes withheld by brokers in the absence of instructions from street-name holders) are not counted for purposes of determining whether a proposal has been approved, but they are counted for purposes of establishing a quorum at the meeting.

    The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of the Company's common stock of whom they have knowledge, and will reimburse them for their expenses in so doing; and certain directors, officers and other employees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or telegraph. In addition, the Company has retained Georgeson & Co., Inc. to assist in the solicitation for a fee of $11,000 plus expenses.

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                           1.  ELECTION OF DIRECTORS

    The Company's by-laws provide that the size of the Board shall be fixed from time to time by Board resolution. The Board presently consists of nine members, divided into three classes. Directors in each class are elected, on a rotating basis at the annual shareholders' meeting at which the term for such class expires, for terms expiring (except as noted herein) at the third subsequent annual meeting of shareholders.

    Listed on the following pages as nominees for election at the 1995 Annual Meeting for three-year terms (except for Mr. Luerssen) are the three directors whose present terms will expire at that time. All nominees are presently serving as directors, and the Company has not been advised by any nominee that he will not serve if elected.

    The Board recommends a vote FOR the nominees for director.

BOARD MEETING ATTENDANCE AND COMPENSATION OF DIRECTORS

    The Board met six times during the fiscal year ended June 30, 1995 ("fiscal 1995"). Except for Mr. Luerssen, all of the incumbent directors were present for 75% or more of the total meetings of the Board and Board committees of which they were members.

    Directors who are employees of the Company or any subsidiary thereof do not receive any compensation for service on the Board or Board committees. Non-employee directors receive for their services a retainer of $28,000 per year, plus a fee of $1,500 for each Board meeting attended.

    In addition, non-employee directors who are chairmen of the Audit and Compensation Committees each receive additional annual retainers of $2,500; the chairman of the Nominating & Organization Committee receives an additional annual retainer of $1,500; and all committee chairmen and members receive $750 for attendance at each meeting of their particular committees.

    Non-employee directors who are elected or continuing as such at annual shareholders meetings also receive grants of 500 shares of Company common stock as of the dates of each such meeting. The aggregate value of the 500 shares received by each director as of the October 1994 annual meeting was $14,250.

    The Company has a Non-Employee Directors Deferred Compensation Plan, under which participants may elect to defer all or a portion of their cash (but not stock) compensation. This Plan utilizes phantom Company stock, plus amounts equivalent to dividends paid thereon, to value deferred balances, which as a result fluctuate from time to time in accordance with the stock's market performance. Distributions of Plan balances are made in cash following a participant's death or termination of service as a director, in amounts based on the stock's market value at the time of the particular distribution.

--------------------------------------------------------------------------------

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NOMINEES FOR DIRECTOR AT THE OCTOBER 1995 ANNUAL MEETING*

                      RICHARD L. KEYSER, age 52, was elected a director of the
                  Company in January 1995. He is President (since 1994), Chief Executive Officer (since March 1995), and a director (since
                  1992) of W. W. Grainger, Inc., a distributor of maintenance, repair and operating supplies. Mr. Keyser joined Grainger in 1986 as a vice president, and subsequently served in several senior executive capacities before assuming his present positions. In addition, he is a director of the Lake Forest Graduate School of Manageme nt. He has a B.S. in Nuclear Science from the U.S. Naval Academy and an M.B.A. degree from Harvard University.
[PHOTO]

                      FRANK W. LUERSSEN, age 68, retired on August 31, 1992, as
                  Chairman and Chief Executive Officer (since 1986) of Inland Steel Industries, Inc. He has been a director of the Company since 1989. Mr. Luerssen holds the following degrees: Bachelor of Science, Physics (Pennsylvania State University); Master of Science, Metallurgical Engineering (Lehigh University); Honorary Doctor of Laws (Calumet College), and Honorary Doctor of Public Service (St. Xavier University).
[PHOTO]

                      ROGER W. STONE, age 60, is Chairman of the Board (since
                  1983), President (since 1975), and Chief Executive Officer (since 1979) of Stone Container Corporation, a paper and paperboard manufacturer. He has been a director of the Company since 1989. Mr. Stone is also a director of First Chicago Corporation and its subsidiary, The First National Bank of Chicago, McDonald's Corporation, and Option Care, Inc. He is a graduate of the University of Pennsylvania Wharton School of Finance.
[PHOTO]

--------------------------------------------------------------------------------

--------
*Mr. Luerssen has been nominated for a term which will expire in August 1997, when he will reach age 70. The terms of the other two nominees named in this class will expire at the October 1998 Annual Meeting.

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INCUMBENT DIRECTORS -- TERMS EXPIRING AT THE OCTOBER 1996 ANNUAL MEETING

                      DENNIS C. FILL, age 66, is (since June 1992) Chairman and
                  Chief Executive Officer of Advanced Technology Laboratories, Inc., formerly named Westmark International Incorporated, a medical electronics systems manufacturer, where he held corresponding offices since 1986. Mr. Fill has been a director of the Company since 1989. He is also a director of Beckman Instruments, Inc., Cytran, Inc. and Spacelabs Medical, Inc. Mr. Fill attended Ealing College, the Institute of Export and the Borough Polytechnic branch of London University. He also served in the Royal Air Force.
[PHOTO]

                      EDWARD J. MOONEY, age 54, was elected a director of the
                  Company in June 1995 effective in August 1995. He is Chairman (since July 1994), Chief Executive Officer (since April 1994), President (since 1990) and a director (since 1988) of Nalco Chemical Company, a producer of specialty chemicals and services for water and industrial process treatment. Mr. Mooney was Chief Operating Officer of Nalco from 1992 to 1994. In addition, he is director of CBI Industries, Inc. and the Chemical Manufacturers' Association. He has a B.S. in Chemical Engineering and a J.D. degree from the University of Texas.
[PHOTO]

                      GEORGE A. SCHAEFER, age 67, is a director (since 1983) of
                  Caterpillar Inc., a manufacturer of construction, earthmoving and material handling equipment and engines. He retired in 1990 as Chairman and Chief Executive Officer of Caterpillar, positions he had held since 1985. Mr. Schaefer has been a director of the Company since 1990. He is also a director of Aon Corporation, Helmerich & Payne, Inc. and McDonnell Douglas Corporation. Mr. Schaefer is a graduate of St. Louis University.
[PHOTO]

--------------------------------------------------------------------------------

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INCUMBENT DIRECTORS -- TERMS EXPIRING AT THE OCTOBER 1997 ANNUAL MEETING

                      RALPH M. BARFORD, age 66, is President of Valleydene Corp.
                  Ltd., an investment company. He is also Chairman of GSW, Inc., a manufacturer of consumer products, Chairman of Camco Inc., an appliance manufacturer, and a director of Bank of Montreal, BCE Inc., Hollinger, Inc., Molson Companies, and Northern Telecom Inc. Mr. Barford has been a director of the Company since 1989. He holds a Bachelor of Commerce degree from the University of Toronto and an M.B.A. degree from Harvard Business School.
[PHOTO]

                      WILLIAM T. CRESON, age 66, retired in 1986 from Crown
                  Zellerbach Corporation, a forest products and paper manufacturer, where he had served as President, Chief Executive Officer, and Chairman of the Board. Mr. Creson has been a director of the Company since 1989. He holds a Bachelor of Science degree in Mechanical Engineering from Purdue University and an M.B.A. degree from the University of Pennsylvania Wharton School of Finance.
[PHOTO]

                      S. JAY STEWART, age 57, became Chairman and Chief
                  Executive Officer of the Company in April 1994. Also, he has been a director of the Company since 1989, and was its President and Chief Operating Officer from 1989 through March 1994. In addition, he is a director of Household International, Inc. Mr. Stewart holds a Bachelor of Science degree in Chemical Engineering from the University of Cincinnati and a Master of Business Administration degree from West Virginia University.
[PHOTO]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

COMMITTEES OF THE BOARD

    There are four standing committees of the Board: Audit Committee, Compensation Committee, Executive Committee, and Nominating and Organization Committee.

    The Audit Committee recommends to the Board the independent auditors to be selected to audit the Company's annual financial statements, and reviews the fees charged for such audits and for any special assignments given such auditors. The committee also reviews the annual audit and its scope, including the independent auditors' letter of comments and management's responses thereto; possible violations of the Company's business ethics and conflicts of interest policies; any major accounting changes made or contemplated; and the effectiveness and efficiency of the Company's internal audit staff. In addition, the committee confirms that no restrictions have been imposed by Company personnel on the scope of independent auditors' examinations. Members of this committee are Messrs. Luerssen (Chairman), Creson, Keyser, Mooney and Schaefer. The committee met twice in fiscal 1995.

    The Compensation Committee annually reviews and reports to the Board on pension plan investment performance, and makes recommendations to the Board with respect to the creation and amendment of pension and welfare plans of the Company and its subsidiaries. The committee also approves senior officers' salaries and administers the Company's employee cash and stock incentive compensation plan. Members of this committee are Messrs. Stone (Chairman), Barford, Fill and Keyser. The committee met three times in fiscal 1995.

    The Executive Committee has and may exercise all the powers and authority of the Board in the management of its business and affairs, except that the committee does not have the power to amend the Company's by-laws or articles of incorporation (except to fix the designations, preferences and other terms of any of its preferred stock), authorize the issuance of stock, authorize distributions (other than pursuant to a formula set by the Board), adopt an agreement of merger or consolidation, approve a plan of merger that does not require a vote of shareholders under Indiana law, fill vacancies in the Board or Executive Committee or recommend to shareholders action that Indiana law requires be approved by shareholders. Members of this committee are Messrs. Stewart (Chairman), Mooney, Luerssen and Stone. The committee had no meetings in fiscal 1995.

    The Nominating and Organization Committee identifies and evaluates individuals for potential directorships and makes recommendations accordingly to the Board to fill vacancies or new positions on the Board, as well as recommending to the Board the management slate of nominees for election as directors at annual shareholders' meetings. The committee also makes recommendations to the Board regarding the size and composition of the Board and Board committees; compensation of non-employee directors; and management succession. In addition, the committee reviews the development of the management organization structure. Members of this committee are Messrs. Barford (Chairman), Creson, Fill and Schaefer. The committee met four times in fiscal 1995.

    Written nominations by shareholders for directors will be considered by the Nominating and Organization Committee provided they are received by the Corporate Secretary of the Company at its principal executive offices pursuant to timely advance written notice in accordance with its by-laws* and contain all information specified in such by-laws. No such nominations were received for the 1995 Annual Meeting. For the Company's 1996 Annual Meeting, any such nominations must be received by the Company between July 19 and August 19, 1996.

--------
*A copy of the Company's by-laws may be obtained by written request to its Corporate Secretary.

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--------------------------------------------------------------------------------

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    On August 28, 1995, the record date for the 1995 Annual Meeting, there were 148,321,701 shares of common stock outstanding, each entitled to one vote. Only shareholders of record on that date will be entitled to vote at the meeting. The Company has no other class of equity securities outstanding. As of the date of this proxy statement, there was no known beneficial ownership of more than 5% of the Company's common stock.

    The following table shows the Company's common stock beneficially owned as of August 28, 1995, by each present director and each executive officer named in the Summary Compensation Table on page 12; and by all present directors and executive officers of the Company as a group. Each named person has sole voting and investment power with respect to the shares shown (except for the shares identified in footnote (2) below).

                                                                                                    SHARES
                                                                                                 BENEFICIALLY
                                                                                                   OWNED(1)
                                                                                                 ------------
Ralph M. Barford...............................................................................     100,500
William T. Creson..............................................................................       3,500
Dennis C. Fill.................................................................................      12,400
Stephen A. Gerow...............................................................................     103,874
William E. Johnston............................................................................     312,398
Richard L. Keyser..............................................................................       1,000
Frank W. Luerssen..............................................................................       3,500
Edward J. Mooney...............................................................................         400
Thomas S. Russell..............................................................................     316,868
George A. Schaefer.............................................................................       6,500
James R. Stanley...............................................................................     214,008  (2)
S. Jay Stewart.................................................................................     771,988
Roger W. Stone.................................................................................       3,500
All directors, nominees and executive officers as a group (25 persons including those named)...   2,383,474
NOTE: The largest individual beneficial holding shown above represents 1/2 of 1% of the outstanding shares;
      the holdings of the group represent 1.6% of the outstanding shares.

--------
(1) Shares in this column include shares which the individuals have only the right to acquire through the exercise of stock options which are exercisable presently or within 60 days: Mr. Stewart (622,414 shares), Mr. Johnston (250,731 shares), Mr. Gerow (102,200 shares), Mr. Russell (206,975 shares), Mr. Stanley (170,852 shares), and all directors and executive officers as a group (1,755,700 shares).
(2)  15,000 of these shares are owned by Mr. Stanley's wife.

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--------------------------------------------------------------------------------

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    The Compensation Committee is comprised exclusively of directors who are not and have never been Company employees. No Company executive officer serves on the Compensation Committee or as a director of another company for which any member of the Compensation Committee serves as a director or executive officer.

    During fiscal 1995, the Company made purchases from and sales to Stone Container Corporation and its subsidiaries of approximately $6.1 million and $3.6 million, respectively; purchases from W. W. Grainger, Inc. of approximately $630,000; sales to GSW, Inc. of approximately $367,000; and purchases from and sales to Nalco Chemical Company of approximately $186,000 and $152,000, respectively.

    Roger W. Stone, a director and Chairman of the Compensation Committee of the Company, is Chairman, President and Chief Executive Officer of Stone Container Corporation. Richard L. Keyser, a director and member of the Compensation Committee of the Company, is President and Chief Executive Officer of W. W. Grainger, Inc. Ralph M. Barford, a director and member of the Compensation Committee of the Company, is Chairman of GSW, Inc. Edward J. Mooney, a director of the Company, is Chairman, President and Chief Executive Officer of Nalco Chemical Company.

    The foregoing transactions were made in the ordinary course of business and on terms no less favorable to the Company than those that would have prevailed in similar transactions with any other customer or supplier.
--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

    As reported on page 6, the Compensation Committee of the Board (the "Committee") approves senior officers' salaries and administers the Company's cash and stock incentive compensation plan. The purpose of this plan and the objectives of the Committee are to:

    - pay for performance, motivating both long- and short-term performance on behalf of Company shareholders,

    - provide competitive compensation programs so as to be able to attract, retain and motivate top management talent,

    - place greater emphasis on at risk incentive compensation than on fixed salaries, particularly for senior executives,

    - base the incentive compensation of business unit executives in large part on the performance of their operations, while including a component which recognizes overall Company performance as well, and

    - most importantly, join shareholder and management interests.

    To further these objectives, the compensation of senior executive officers includes four components: (1) base salaries, (2) annual bonus programs, (3) a long-term incentive program, and (4) stock options.

--------------------------------------------------------------------------------

    Periodically the Committee arranges for studies by independent compensation consulting firms comparing total compensation of the Company's senior executive officers with compensation of executives in similarly sized companies.* The last such study, which was performed in August 1995, confirmed that base salaries are somewhat lower than the averages in the study group. The study also showed that the Company continues to place emphasis on performance based compensation, so that total compensation is well above such averages when goals are exceeded.

BASE SALARIES

    The Committee approves salary changes for senior executive officers in accordance with the Company's written salary administration policy. This policy is a long-standing one designed and periodically reviewed in consultation with external compensation consultants. Salary ranges are established for various positions through job evaluation and comparison with competitive salary data. Within the ranges, adjustments are recommended on the basis of position within the range, individual performance, and a corporate merit salary percentage factor. Consistent with the Company's overall objectives these adjustments, combined with bonuses as outlined below, emphasize payment for performance.

ANNUAL BONUS PROGRAMS

    Following fiscal 1995 (which ended on June 30, 1995), the Committee considered annual bonus payments based on performance during that year. Under the annual bonus program applicable to senior executive officers, award levels may range from zero to 120% of their base salaries as of the beginning of the performance period, depending on salary grade and attainment of Company and applicable business unit profit targets as approved by the Committee. Based on these factors and the terms of such annual bonus program, the Committee approved bonus payments to senior executive officers ranging from 57% to 120% of their salaries.

LONG-TERM INCENTIVE PROGRAM (LTIP)

    Also following fiscal 1995, the Committee considered LTIP payments to senior executive officers based on performance during the three-year period from fiscal 1993 through fiscal 1995. LTIP participants are selected by the Committee annually prior to the beginning of each particular three-year performance period. Ten of the sixteen current executive officers participated in the LTIP for the most recently completed performance period. Depending on the participant's salary grade, possible award levels range from zero if less than 5% compound annual growth in Company or applicable business unit profit goals as approved by the Committee is realized over the three year period to a maximum 240% of base salary if 20% or greater compound annual growth is realized. Based on the terms of the LTIP for fiscal 1993 through fiscal 1995, the Committee approved LTIP payments to eight of the ten participating executive officers ranging from 66% to 233% of their annual base salaries as of the beginning of the performance period.

STOCK OPTIONS

    In addition, the Committee authorizes stock option grants to selected employees, currently including all executive officers, at approximate one-year intervals. The Company's stock option guidelines were designed and have been revised periodically with the assistance of external compensation consultants. These guidelines provide for a specific number of options, the value of which

--------
*These companies do not necessarily include those in the Custom Composite (peer group) Index in the performance graph on page 11, since the Company's competitors for executive employees are not always the same as those for shareholders' investments.

--------------------------------------------------------------------------------

is derived from the midpoint of the salary range for each specific salary grade, as periodically adjusted by means of a formula that utilizes the stock's average market value during the last month of the most recent fiscal year. The formula does not, however, consider an individual's previous option grants. All options granted to executive officers in fiscal 1995 are for 10 year terms, with an exercise price equal to the stock's market value on the date of grant, and become exercisable after one year of continued employment following the grant date. Executive officers received grants in August 1994 (fiscal 1995) ranging from 6,200 shares to 61,000 shares.

CHIEF EXECUTIVE OFFICER

    The fiscal 1995 compensation of the Company's current Chairman and Chief Executive Officer,
S. J. Stewart, was determined in accordance with the salary policy, bonus programs and stock option guidelines previously discussed.

    In August 1994 the Committee approved a stock option grant of 61,000 shares, and a salary increase of $40,000 (effective September 1, 1994), for Mr. Stewart. His resulting base salary, $640,000, is in the lower half of the salary range established for this position.

    Company earnings in fiscal 1995 increased 30% over the prior year, substantially exceeding fiscal 1995 earnings per share goals (as established in the annual bonus program), and therefore, in August 1995, the Committee approved pursuant to the terms of the program an annual bonus for Mr. Stewart of $720,000. In addition, pursuant to the terms of the LTIP, the Committee approved a payment of $1,000,000 to Mr. Stewart, since the Company greatly exceeded the goal of 10% compound growth in earnings per share for the three year period from fiscal 1993 through fiscal 1995 by achieving an actual compounded growth rate of over 24%.

LIMITATION ON DEDUCTIBILITY OF CERTAIN COMPENSATION

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual compensation over $1 million paid to their chief executive officers and the four other most highly compensated executive officers that is not "performance-based" (as defined in the Code). The Company became subject to this limitation beginning in fiscal 1995. Consequently, the incentive compensation programs in which the Company's most highly compensated officers participate during periods beginning after fiscal 1994 have been restructured to comply with the Code's definition of performance-based compensation.

           Roger W. Stone, CHAIRMAN
           Ralph M. Barford
           Dennis C. Fill
           Richard L. Keyser*

--------
*elected to the Compensation Committee on August 24, 1995.

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STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative shareholder returns on the Company's common stock; the Standard & Poor's-Registered Trademark- 500 Stock Index; and a Custom Composite Index. The Custom Composite Index is a revenue weighted composite of the Standard & Poor's-Registered Trademark- Specialty Chemicals Index and a customized index prepared from the companies in the ValueLine Auto Parts -- Original Equipment Industry group. The Custom Composite Index is weighted at the beginning of each fiscal year according to the Company's revenue for that year in its Specialty Chemicals and Automotive Safety Products lines of business.

    The ValueLine component of the Custom Composite Index consists of the following companies: Arvin Industries Inc., Dana Corp., Eaton Corp., Hayes Wheels International Inc., Intermet Corp., Modine Manufacturing Co., Simpson Industries Inc., A.O. Smith Co., Standard Products Co., Superior Industries International Inc., Varity Corp., and Walbro Corp. The returns for each of these companies are weighted in accordance with their respective market capitalizations on a quarterly basis at the beginning of each quarter. Hayes Wheels International Inc. and Varity Corp. were added to the ValueLine Auto Parts -- Original Equipment Industry Group subsequent to June 30, 1994. Total return information for these two companies is included in the ValueLine component of the Custom Composite Index beginning December 31, 1992 for Hayes Wheels International Inc. and June 30, 1990 for Varity Corp.

    The graph covers the five year period from June 30, 1990, through June 30, 1995, the end of the Company's last fiscal year.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                    JUN-90     JUN-91     JUN-92     JUN-93     JUN-94     JUN-95
Morton International                    $100       $123       $129       $186       $190       $217
S&P 500-Registered Trademark-           $100       $107       $122       $138       $140       $177
Custom Composite Index                  $100       $107       $124       $152       $149       $181
Source: Georgeson & Company Inc.

--------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                         COMPENSATION
                                                                                     ---------------------
                                                                                                  PAYOUTS
                                                ANNUAL COMPENSATION                    AWARDS
                                ---------------------------------------------------  ---------------------
                                                                                     SECURITIES
                                                                     OTHER ANNUAL    UNDERLYING     LTIP      ALL OTHER
                                                                     COMPENSATION      OPTIONS    PAYOUTS   COMPENSATION
 NAME AND PRINCIPAL POSITION    FISCAL YEAR  SALARY($)   BONUS($)       ($)(1)           (#)       ($)(2)      ($)(3)
-------------------------------------------------------------------------------------------------------------------------

S. JAY STEWART                        1995   $ 633,333  $  720,000  $     -0-            61,000   $1,000,000   $  19,000
Chairman and Chief                    1994     512,500     551,250      2,277,011       122,400    567,405       15,375
 Executive Officer(4)                 1993     455,000     434,844        -0-            -0-        -0-          13,650
-------------------------------------------------------------------------------------------------------------------------

WILLIAM E. JOHNSTON                   1995   $ 326,750  $  310,500  $     181,117        22,200   $340,000    $   9,802
Executive Vice President,             1994     302,167     310,500      1,014,704        22,140    236,060        9,315
 Administration                       1993     258,417     260,500        -0-            -0-       160,000        7,753
-------------------------------------------------------------------------------------------------------------------------

THOMAS S. RUSSELL                     1995   $ 260,833  $  196,250  $     -0-            20,300   $ -0-       $   7,825
President, Adhesives &                1994     247,500     161,250        -0-            20,250     -0-           7,425
 Specialty Polymers Group             1993     232,917     111,845        -0-            -0-       186,000        6,988
-------------------------------------------------------------------------------------------------------------------------

STEPHEN A. GEROW                      1995   $ 236,667  $  185,288  $     -0-            12,200   $340,000    $   7,100
President, Coatings                   1994     222,833     202,500        -0-            12,150    304,000        6,685
 Group                                1993     210,167     150,910        -0-            -0-        -0-           6,305
-------------------------------------------------------------------------------------------------------------------------

JAMES R. STANLEY                      1995   $ 234,000  $  201,600  $     -0-            12,200   $320,000    $   7,020
Vice President for Legal              1994     222,167     201,600        -0-            12,150    191,657        6,665
 Affairs and General Counsel          1993     211,167     164,743        -0-            -0-        -0-           6,335

-------------------------------------------------------------------------------------------------------------------------

(1) Amounts in this column consist of cash payments to the indicated individuals pursuant to pre-fiscal 1991 stock option agreement provisions for reimbursement of their income tax liability upon exercise of the related options (for a detailed description of such payments, see footnote
     (2) to the option exercise table on page 14).

(2) Amounts in this column consist of Long-Term Incentive Program (LTIP) awards earned during three-year performance periods ending on the last day of the indicated fiscal years and paid out approximately two months thereafter.

(3) Amounts in this column consist of Company contributions to the named individuals' accounts in the Company's basic and supplemental Employee Savings and Investment (defined contribution) Plans.

(4) Mr. Stewart's compensation during fiscal 1993 and the first nine months of fiscal 1994 was paid to him as President and Chief Operating Officer of the Company.

--------------------------------------------------------------------------------

OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                                  ----------------------------------------                      POTENTIAL REALIZABLE VALUE
                                    NUMBER OF      % OF TOTAL    EXERCISE                       AT ASSUMED ANNUAL RATES OF
                                   SECURITIES       OPTIONS       OR BASE                        STOCK PRICE APPRECIATION
                                   UNDERLYING      GRANTED TO      PRICE                             FOR OPTION TERM
                                     OPTIONS      EMPLOYEES IN     (PER      EXPIRATION   --------------------------------------
            NAME(1)                GRANTED(#)     FISCAL YEAR    SHARE)(2)      DATE       0%        5%($)(3)       10%($)(3)
--------------------------------------------------------------------------------------------------------------------------------
Mr. Stewart                           61,000          6.8%        $   29.63   8/25/04       -0-       $1,136,186      $2,879,787

Mr. Johnston                          22,200          2.5%            29.63   8/25/04       -0-          413,497       1,048,054

Mr. Russell                           20,300          2.3%            29.63   8/25/04       -0-          378,108         958,355

Mr. Gerow                             12,200          1.4%            29.63   8/25/04       -0-          227,237         575,957

Mr. Stanley                           12,200          1.4%            29.63   8/25/04       -0-          227,237         575,957

All Shareholders                     N/A            N/A            N/A         N/A          -0-    2,762,494,521   7,000,703,499

All Optionees                        895,870          100%            29.63   various(4)    -0-       16,693,774      42,305,301

Optionee Gain as % of All            N/A            N/A            N/A         N/A         N/A               0.6%            0.6%
 Shareholders' Gain
--------------------------------------------------------------------------------------------------------------------------------

(1) All options held by the named individuals include limited stock appreciation rights (LSARs), which are issued in tandem with stock options. LSARs give the holders thereof the right to receive cash in an amount equal to the spread between the exercise price of the related options and the stock's fair market value during the 90-day period following a change in control of the Company (as such term may be defined from time to time by the Compensation Committee) in lieu of exercising the related options, which are cancelled upon exercise of LSARs.
(2) The exercise price shown for individual optionees is the fair market value of the Company's common stock on the date of grant (calculated as the average of its high and low sales prices on that date reported on the New York Stock Exchange Composite Tape). The exercise price shown for all optionees is the weighted average of all options granted in fiscal 1995. Options become exercisable one year following the dates of grant, and exercise prices may be paid in cash or previously owned shares of Company common stock.
(3) The amounts shown in these two columns represent potential realizable values using the options granted and the exercise prices. The assumed rates of stock price appreciation are set by SEC rules and are not intended to forecast the future appreciation of Company common stock.
(4) The expiration dates of options granted during fiscal 1995 are 8/25/04, 9/9/04, 2/4/05, and 4/1/05.

--------------------------------------------------------------------------------

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED
                                                                  OPTIONS AT FISCAL         VALUE OF UNEXERCISED IN-THE-
                                                                     YEAR END(#)            MONEY OPTIONS AT FISCAL YEAR
                                                             ----------------------------              END($)
                             SHARES ACQUIRED      VALUE                                    ------------------------------
NAME                         ON EXERCISE (#)  REALIZED($)(1) EXERCISABLE(2) UNEXERCISABLE  EXERCISABLE(3) UNEXERCISABLE(4)
-------------------------------------------------------------------------------------------------------------------------
Mr. Stewart                        -0-             N/A           561,414       61,000       $ 6,493,792      $  -0-
Mr. Johnston                       12,087      $   230,046       228,531       22,200         2,958,052         -0-
Mr. Russell                        -0-             N/A           186,675       20,300         2,359,222         -0-
Mr. Gerow                          -0-             N/A            90,000       12,200         1,035,468         -0-
Mr. Stanley                         6,966          139,546       158,652       12,200         2,136,951         -0-
-------------------------------------------------------------------------------------------------------------------------

(1) The average of the Company stock's high and low sales prices reported on the New York Stock Exchange Composite Tape for the particular exercise dates, minus the applicable exercise prices, multiplied by the number of option shares exercised.
(2) Options in this column that were granted to the named individuals prior to fiscal 1991 (provided they were executive officers on the grant dates) include supplemental cash payment rights, pursuant to which payments are made to optionees upon exercise of such options or the related LSARs described in note (1) on page 13 in reimbursement of their income tax liability from such exercises and payments.
(3) The average of the Company stock's high and low trading prices (calculated as in note (1) above) on the last trading day of fiscal 1995 ($29.06 per share), minus the applicable exercise prices, multiplied by the number of option shares held. Such values do not include the supplemental cash payment rights described in note (2) above.
(4) No values are shown in this column since, at the end of fiscal 1995, all unexercisable options held by the named officers had exercise prices that were higher than $29.06 per share, the stock's market value (as defined in notes (1) and (3) above) at that time.

--------------------------------------------------------------------------------

LONG-TERM INCENTIVE PROGRAM (LTIP) -- AWARDS IN LAST FISCAL YEAR

                                                                       ESTIMATED FUTURE PAYOUTS UNDER
                                                     PERFORMANCE OR     NON-STOCK PRICE-BASED PROGRAM
                                                      OTHER PERIOD     -------------------------------
                                                    UNTIL MATURATION
NAME                                                    OR PAYOUT      THRESHOLD   TARGET    MAXIMUM
------------------------------------------------------------------------------------------------------
Mr. Stewart                                              3 years       $ 320,000  $640,000  $1,280,000
Mr. Johnston                                             3 years         132,000   264,000     528,000
Mr. Russell                                              3 years         105,000   210,400     420,000
Mr. Gerow                                                3 years          95,600   191,200     382,400
Mr. Stanley                                            16 months*         41,956    83,911     167,822

--------------------------------------------------------------------------------

* Award pro-rated due to Mr. Stanley's scheduled retirement on October 31, 1996.

    Individual target incentive awards under the LTIP are percentages of participants' salaries ranging from 60% to 100%, depending on their salary grades, subject to 20% plus or minus adjustments authorized prior to the beginning of the applicable performance period by the Compensation Committee. The target awards reported in the foregoing table require a 10% compound annual growth in Company or applicable business unit profits over the three-year performance period beginning on July 1, 1995, and ending on June 30, 1998. Maximum awards can be up to two times award levels to reflect 20% or greater compound growth over the performance period, but are zero if compound growth is less than the 5% threshold level.

    Upon the occurrence of a change in control of the Company (as defined in the LTIP), the performance periods with respect to all outstanding incentive awards will terminate and the related incentive awards will be payable. The amount payable with respect to any award will be equal to the percent of target based upon the greater of (x) 100% or (y) the weighted average of (i) the percent of target earned to the most recent fiscal quarter prior to the change of control ("Measurement Date") and (ii) 100% of target from the Measurement Date to the end of the performance period.

--------------------------------------------------------------------------------

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

    All individuals named in the Summary Compensation Table except Mr. Stewart have change of control employment agreements with the Company ("agreements") which are effective for 3-year periods and are automatically extended annually for additional 1-year periods unless notice to the contrary is given. The agreements are otherwise terminable during their periods of effectiveness only by termination of the executives' employment. Such termination in connection with a change in control of the Company (as defined in the agreements) will entitle an executive to benefits under the agreements. The agreements require continued employment of the executive following a change of control on an equivalent basis to employment immediately before such change of control. In the event that during the three-year period following a change of control, the executive terminates the executive's employment for good reason (as defined in the agreements) or, during the 30-day period commencing one year after the change of control, for any reason, or the Company terminates the executive's employment without cause (as defined in the agreements), the executive would be entitled to receive an immediate lump sum payment in an amount equal to three times the sum of such executive's then current salary, average long-term bonus and highest annual bonus plus service and earnings credits under any Company retirement plan, which would have been earned over, and the continuance of fringe benefits during, the three years after such termination (except as reduced by payments under long-term bonus plans made to an executive upon a change of control which relate to performance periods subsequent to such termination). The agreements provide that executives are to be made whole on an after-tax basis with respect to excise taxes payable under Section 4999 of the Internal Revenue Code of 1986 (the "Code") as a consequence of any payments made to them (whether or not under the agreements) being classified as "parachute payments" as defined in Section 280G of the Code.

    Mr. Stewart's employment agreement extends for an initial term beginning April 1, 1994, and ending March 31, 1999, provided three years' advance notice of termination is given by the Company. Unless and until such notice is given, the employment agreement will continue on a year-to-year basis through September 30, 2003 (Mr. Stewart's normal retirement date). Mr. Stewart's agreement provides that in the event of his voluntary or involuntary termination without cause following a change in control of the Company, he would be entitled to receive an immediate payment of salary and bonuses plus credits and benefits similar to those described in the preceding paragraph through the then current term of his agreement.
--------------------------------------------------------------------------------
SURVIVOR INCOME BENEFITS PLAN
    All individuals named in the Summary Compensation Table participate in this plan, under which benefits are payable to participants' surviving spouses (or dependent children if there is no spouse) if a participant dies prior to age 65 while employed by the Company. The benefit is approximately 50% of the participant's base pay at death and continues until the participant would have attained age 65. Accruals were made in fiscal 1995 for aggregate potential benefits payable under this plan, but no specific amounts for individual participants were calculated.
--------------------------------------------------------------------------------
POST-RETIREMENT LIFE INSURANCE PLAN
    All individuals named in the Summary Compensation Table (except Mr. Gerow) participate in this plan, under which life insurance after retirement is provided at no cost to retirees in amounts equal to their base salaries at retirement. Such coverage is in addition to that provided under the Company's regular life insurance program. Accruals were made in fiscal 1995 for aggregate potential benefits payable under all Company life insurance plans, but no specific amounts for individual participants were calculated.

--------------------------------------------------------------------------------

PENSION PLANS

    The following table contains estimated annual retirement benefits payable under the Company's basic and excess defined benefit pension plans.

                               YEARS OF SERVICE
             -----------------------------------------------------
REMUNERATION    15         20         25         30         35
------------------------------------------------------------------
 $ 200,000   $  48,896  $  65,195  $  81,494  $  97,807  $ 115,307
   400,000     101,395    135,194    168,992    202,805    237,805
   600,000     153,896    205,194    256,493    307,806    360,306
   800,000     206,396    275,195    343,994    412,807    482,807
 1,000,000     258,895    345,194    431,492    517,805    605,305
 1,200,000     311,396    415,194    518,993    622,806    727,806
 1,400,000     363,896    485,195    606,494    727,807    850,307
 1,600,000     416,395    555,194    693,992    832,805    972,805

    All individuals named in the Summary Compensation Table participate in the Company's pension plans. The number of full years of credited service at June 30, 1995, for each is as follows: Mr. Stewart, 22 years: Mr. Johnston, 18 years; Mr. Russell, 18 years; Mr. Gerow, 5 years; and Mr. Stanley, 23 years.

    Upon reaching age 65, pension plan participants are eligible to receive annual retirement income, on a straight-life annuity basis, in monthly installments for life equal to 1.75% of salary plus annual bonus (as reported in the Summary Compensation Table), averaged over the five consecutive calendar years during which such compensation was highest out of the last ten years completed before age 65, for each year of credited service, less 1.67% of primary social security for each year of credited service (up to 30 years).

    Two individuals named in the Summary Compensation Table, Messrs. Stewart and Stanley, participated in a predecessor company's pension plan prior to 1984. Upon retirement, they will receive 2% of compensation (calculated as described in the preceding paragraph), less 1.67% of primary social security, for each year of credited service prior to 1984. For subsequent credited service, they will receive benefits as described in the preceding paragraph. Consequently, their benefits will slightly exceed those in the above table in amounts varying with the extent of their pre-1984 credited service.

    Two individuals named in the Summary Compensation Table, Messrs. Johnston and Russell, participate in a supplemental executive retirement program (SERP). Under the SERP, participants are entitled, upon normal or approved early retirement, to receive amounts which, together with standard Company pensions (including pensions of prior employers), equal 50% of their average compensation (salary plus standard annual bonus) with respect to the five consecutive highest earnings years out of the final ten years' service prior to retirement. Consequently, unless reduced as described on page 18, the estimated total annual pension benefits of SERP participants will approximate those shown in the column of the foregoing pension table which sets forth benefits for employees with 30 years of credited service.

--------------------------------------------------------------------------------

    If approved early retirement occurs prior to age 62, the SERP pension is reduced by 0.33% for each full month from the early retirement date to age 62. If a change in control of the Company occurs and thereafter the employment of the SERP participant is terminated by the Company (other than for cause as defined in the employment agreements) or the individual's status as a SERP participant is terminated, the SERP pension vests as though the individual had retired early with approval on the date of such termination.

    In addition, SERP participants' rights under employment agreements concerning pension benefits following a change of control are preserved.
--------------------------------------------------------------------------------

            2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Upon recommendation by the Audit Committee, the Board has appointed Ernst & Young LLP as the independent auditing firm for the Company's fiscal year ending June 30, 1996. The Company has been advised that Ernst & Young LLP has no relationship with the Company or its subsidiaries other than that arising from the firm's employment as auditors.

    In accordance with a resolution of the Board, this selection is being presented to the shareholders for ratification at the 1995 Annual Meeting. While ratification by shareholders of this appointment is not required by law or the Company's articles of incorporation or by-laws, management believes that such ratification is desirable. In the event this appointment is not ratified by a majority vote of shareholders, the Board will consider that fact when it appoints independent auditors for the next fiscal year.

    Ernst & Young LLP has been the independent auditing firm for the Company since its formation in 1989. Audit services provided to the Company by Ernst & Young LLP during fiscal 1995 consisted of the examination of the financial statements of the Company and its subsidiaries for that year and the preparation of various reports based thereon, as well as services relating to filings with the SEC and employee benefit plan audits.

    Representatives of Ernst & Young LLP are expected to be present at the 1995 Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions relating to that firm's examination of the Company's financial statements for fiscal 1995.

    The Board recommends a vote FOR the proposal to ratify the appointment of Ernst & Young LLP.

--------------------------------------------------------------------------------

              3.  DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

    Management does not now intend to bring before the 1995 Annual Meeting any matters other than those disclosed in the notice of the meeting. Should any matter requiring a vote of the shareholders be properly brought before the meeting by or at the direction of the Board, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote such shares in respect of any such matter in accordance with their best judgment.

    For business to be properly brought before an annual shareholders' meeting by a shareholder, timely advance written notice thereof must be received by the Corporate Secretary of the Company at its principal executive offices in accordance with the Company's by-laws.* No such notices were received for the 1995 Annual Meeting. For the Company's 1996 Annual Shareholders' Meeting, any such notices must be received by the Company between July 26 and August 26, 1996.

                 SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

    Shareholder proposals intended for the proxy statement for the 1996 Annual Shareholders' Meeting must be received by the Corporate Secretary of the Company at its principal executive offices no later than May 21, 1996.

By Order of the Board
P. Michael Phelps
Vice President and Secretary
Chicago, Illinois
September 14, 1995

--------
*A copy of the Company's by-laws may be obtained by written request to its Corporate Secretary.

MORTON INTERNATIONAL, INC.                        PROXY/VOTING INSTRUCTION CARD
CHICAGO, ILLINOIS
-------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON OCTOBER 26, 1995.

The undersigned hereby appoints Dennis C. Fill, George A. Schaefer, James R. Stanley, or any of them, each with power of substitution, as proxies to vote as specified on this card all shares of common stock of Morton International, Inc. (the "Company") registered in the name(s) of the undersigned on August 28, 1995, or in the name(s) of agents for the benefit of the undersigned in the Company's Book Entry Ownership Program, Dividend Reinvestment Plan, and/or Employee Savings & Investment Plan, at the Company's Annual Meeting of Shareholders on October 26, 1995, and at any adjournment thereof. Said proxies are authorized to vote in their discretion as to any other business which may properly come before the meeting. If a vote is not specified, said proxies will vote FOR proposals 1 and 2.

Receipt is acknowledged of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1995, and Notice and Proxy Statement for the above Annual Meeting.

              Nominees for Election as Directors:

                 Richard L. Keyser, Frank W. Luerssen, Roger W. Stone

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                               SEE REVERSE SIDE
-------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

SHAREHOLDER BOOK-ENTRY OWNERSHIP PROGRAM

This program enables current shareholders to transfer their Morton stock certificates into electronic accounts in their own names (similar to mutual funds) on the books of Morton's stock transfer agent, First Chicago Trust. In addition, non-shareholders may make initial investments in Morton stock through the program. In contrast with physical certificates (which can be misplaced or stolen), these uncertificated accounts provide a cost-free safekeeping facility, as well as a convenient way to make gifts or other transfers of stock - with or without the issuance of certificates. The program also includes several fee-based options, such as purchasing and selling stock, reinvesting dividends, and establishing individual retirement accounts (IRAs). For more information, including how to enroll in the program, call First Chicago Trust at 1-800-446-2617.

/ X / PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                       5057

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
-------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
-------------------------------------------------------------------------------

1. Election of Directors. (see reverse side)

FOR                        WITHHELD AS TO ALL NOMINEES
/    /                              /    /

To withhold authority to vote for any nominee(s), mark the "FOR" box and write the name of each such nominee on the line below.

-------------------------------------------------------------------------------
2. Proposal to ratify appointment of Ernst & Young LLP as independent auditors for fiscal 1996.

FOR                               AGAINST                      ABSTAIN
/  /                              /   /                         /   /



                                                   DATE                ,1995
                                                        ---------------
SIGNATURE(S)                                 /
            --------------------------------  -----------------------------
NOTE: Please date and sign exactly as name(s) appears hereon. If shares are held jointly or by two or more persons, each shareholder named should sign. Executors, administrators, trustees, etc., should so indicate when signing.
      If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.
-------------------------------------------------------------------------------
                                   FOLD AND DETACH HERE

MORTON INTERNATIONAL, INC.                         PROXY/VOTING INSTRUCTION CARD
CHICAGO, ILLINOIS
-------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON OCTOBER 26, 1995.

The undersigned hereby appoints Dennis C. Fill, George A. Schaefer, James R. Stanley, or any of them, each with power of substitution, as proxies to vote as specified on this card all shares of common stock of Morton International, Inc. (the "Company") registered in the name(s) of the undersigned on August 28, 1995, or in the name(s) of agents for the benefit of the undersigned in the Company's Book Entry Ownership Program, Dividend Reinvestment Plan, and/or Employee Savings & Investment Plan, at the Company's Annual Meeting of Shareholders on October 26, 1995, and at any adjournment thereof. Said proxies are authorized to vote in their discretion as to any other business which may properly come before the meeting. If a vote is not specified, said proxies will vote FOR proposals 1 and 2.

Receipt is acknowledged of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1995, and Notice and Proxy Statement for the above Annual Meeting.

         Nominees for Election as Directors:

            Richard L. Keyser, Frank W. Luerssen, Roger W. Stone

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                               SEE REVERSE SIDE
-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

/ X /PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                        5057

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
------------------------------------------------------------------------------
1. Election of Directors. (see reverse side)

   FOR            WITHHELD AS TO ALL NOMINEES
  /  /               /   /

To withhold authority to vote for any nominee(s), mark the "FOR" box and write the name of each such nominee on the line below.

-------------------------------------------------------------------------------
2. Proposal to ratify appointment of Ernst & Young LLP as independent auditors for fiscal 1996.

FOR                 AGAINST              ABSTAIN
/  /                 /  /                 /   /



                                                              Date        ,1995
                                                                   ------
SIGNATURE(S)                            /
            ---------------------------  ------------------------------
NOTE: Please date and sign exactly as name(s) appears hereon. If shares are held jointly or by two or more persons, each shareholder named should sign. Executors, administrators, trustees, etc., should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.
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